UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 31, 2015

MEDICAL PROPERTIES TRUST, INC.

MPT OPERATING PARTNERSHIP, L.P.

(Exact Name of Registrant as Specified in Charter)

Maryland Delaware	001-32559 333-177186	20-0191742 20-0242069
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)
1000 Urban Center Drive, Suite 501 Birmingham, AL		35242
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (205) 969-3755

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

The disclosures contained in “Item 2.01 Completion of Acquisition or Disposition of Assets” of this Current Report on Form 8-K are incorporated into this Item 1.01 by reference.

Item 2.01	Completion of Acquisition or Disposition of Assets.

On August 31, 2015, affiliates of Medical Properties Trust, Inc. (the “Company”) and MPT Operating Partnership, L.P. (the “Operating Partnership”, and together with the Company and its consolidated subsidiaries, “we” or “our”), completed the previously announced acquisition of all of the outstanding interests in Capella Holdings, Inc. (“Capella”) for a combined purchase price and investment of approximately $900 million. The table below sets forth pertinent details with respect to the Capella portfolio hospitals acquired:

Hospital	Location	Type	Licensed Beds	Form of MPT’s Investment
Capital Medical Center(1)	Olympia, WA	Acute care	110	Owned Property(2)
EASTAR Health System	Muskogee, OK	Acute care	320	Owned Property(3)
Carolina Pines Regional Medical Center(4)	Hartsville, SC	Acute care	116	Owned Property
St. Mary’s Regional Medical Center	Russellville, AR	Acute care	170	Mortgage Loan
National Park Medical Center(5)	Hot Springs, AR	Acute care	166	Owned Property
Southwestern Medical Center	Lawton, OK	Acute care	199	Mortgage Loan
Willamette Valley Medical Center	McMinnville, OR	Acute care	88	Owned Property

Total Licensed Beds			1,169

(1)	This hospital is owned and operated in a joint venture with physicians in which Capella owns 90.25% and physicians or physician entities own the remaining 9.75%.
(2)	The closing of the sale leaseback transaction for this property (as described below in text) is pending subject to customary state regulatory approval.
(3)	This hospital is subject to long-term ground lease.
(4)	This hospital is owned and operated in a joint venture with physicians in which Capella owns 98.56% and physicians or physician entities own the remaining 1.44%.
(5)	This hospital is owned and operated in a joint venture with physicians in which Capella owns 95.04% and physicians or physician entities own the remaining 4.96%.

Merger, acquisition loan and equity contribution

In conjunction with the acquisition, MPT Camaro Opco, LLC, a wholly-owned subsidiary of MPT Development Services, Inc., our taxable REIT subsidiary, formed a joint venture limited liability company, Capella Health Holdings, LLC (“Capella Holdings”), with an entity affiliated with the current senior management of Capella (“ManageCo”). MPT Camaro Opco, LLC holds 49% of the equity interests in Capella Holdings and the ManageCo holds the remaining 51%. Pursuant to the terms of the previously announced merger agreement dated July 21, 2015, among Capella Holdings, a merger subsidiary of Capella Holdings, Capella and GTCR Fund VIII, L.P. (solely in its capacity as representative of the stockholders and optionholders of Capella), at closing the merger subsidiary merged with and into Capella, with Capella surviving the merger as a wholly-owned subsidiary of Capella Holdings, in exchange for cash merger consideration to the former owners of Capella in the amount of approximately $900 million.

To help fund Capella Holding’s payment of the merger consideration and transaction expenses, MPT Camaro Opco, LLC made an equity contribution and acquisition loan in the aggregate amount of approximately $900 million. The loan has a 15-year term and bears interest at a rate equal to the initial rate we receive under the sale-leaseback and mortgage loan transactions described below.

Real estate acquisition and mortgage loan financing

Promptly upon closing of the merger transaction described above, subsidiaries of the Operating Partnership acquired Capella’s interests in the real estate of four of its acute care hospitals (and will acquire a fifth hospital pending receipt of customary state regulatory approvals), for an aggregate purchase price of $390 million. Each of the facilities we acquired were simultaneously leased back to subsidiaries of Capella. In addition, we made mortgage loans to Capella in an aggregate amount of $210 million, secured by a first lien mortgage in Capella’s interests in its two remaining hospitals. The aggregate purchase price for the facilities we acquired and the aggregate mortgage loan proceeds for the remaining facilities were credited and offset against the principal outstanding balance of the acquisition loan.

The real estate leases and mortgage loans have substantially similar 15-year terms with four 5-year extension options, plus consumer price-indexed increases, limited to a 4% ceiling annually. The initial GAAP yield under the lease and mortgage loans is approximately 9.1%.

Management of Capella

Beginning on August 31, 2015, Capella and its operating subsidiaries will be managed and operated by ManageCo pursuant to the terms of one or more management agreements, the terms of which include base management fees payable to ManageCo and incentive payments tied to agreed benchmarks. Pursuant to the limited liability company agreement of Capella Holdings, ManageCo and MPT Camaro Opco, LLC will share profits and distributions from Capella Holdings according to a distribution waterfall under which, if certain benchmarks are met, after taking into account interest paid on the acquisition loan, ManageCo and MPT Camaro Opco, LLC will share in cash generated by Capella Holdings in a ratio of 35% to ManageCo and 65% to MPT Camaro Opco, LLC. The limited liability company agreement provides that ManageCo will manage Capella Holdings and MPT Camaro Opco, LLC will have no management authority or control except for certain protective rights consistent with a passive ownership interest, such as a limited right to approve certain components of the annual budgets and the right to approve extraordinary transactions.

Item 9.01.	Financial Statements and Exhibits

(a) Financial Statements of Businesses Acquired.

The financial statements required by this Item will be filed by amendment to this Current Report on Form 8-K no later than 71 days following the date that this Current Report is required to be filed.

(b) Pro Forma Financial Information.

The pro forma financial information required by this Item will be filed by amendment to this Current Report on Form 8-K no later than 71 days following the date that this Current Report is required to be filed.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunder duly authorized.

MEDICAL PROPERTIES TRUST, INC.

By:	/s/ R. Steven Hamner
Name:	R. Steven Hamner
Title:	Executive Vice President and Chief Financial Officer

Date: September 4, 2015

MPT OPERATING PARTNERSHIP, L.P.

By:	/s/ R. Steven Hamner
Name:	R. Steven Hamner
Title:	Executive Vice President and Chief Financial Officer of the sole member of the general partner of MPT Operating Partnership, L.P.

Date: September 4, 2015